UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 28, 2022

Odyssey Semiconductor Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-234741	84-1766761
(State or other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

9 Brown Road Ithaca,
NY 14850
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (607) 351-9768

N/A

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 1.01. Entry into a Material Definitive Agreement

On December 28, 2022, Odyssey Semiconductor Technologies, Inc. (the “Company”) issued a secured convertible promissory note in the amount of $2,350,000 (the “Promissory Note”) to the Nina and John Edmunds 1998 Family Trust dated January 27, 1998 (the “Edmunds Trust”), of which the Company’s Chairman, John Edmunds, is the trustee, pursuant to certain Subscription Agreement (the “Subscription Agreement”) of even date.

The Promissory Note was issued as part of a private placement (the “Offering”) for sale up to $3,750,000 of secured convertible promissory notes (collectively, the “Promissory Notes”), of which the prior $1,250,000 of Promissory Notes was subscribed for by the Edmunds Trust in August 2022.

The Promissory Note bears interest at a rate of ten percent (10%) per annum, on a non-compounding basis, and is due and payable on the earlier of (i) the date upon which the Promissory Notes are converted into equity securities of the Company, or (ii) June 30, 2025. All interest due shall be paid in shares of the Company’s common stock, which shall be valued at a price equal to the average of the last 20 trading days’ closing price of the Company’s common stock, commencing on the date immediately preceding the date of conversion for purposes of the interest computation. The Promissory Notes may be convertible anytime at the discretion of the holders into shares of common stock of the Company at a price equal to the average of the last 20 trading days’ closing price, or automatically converted upon (i) the closing of a public offering of the Company’s common stock with aggregate proceeds of at least $5 million or (ii) the listing of the Company’s Common Stock on a National Securities Exchange, as such term is defined under the Exchange Act (the “Financing Event”). at a 20% discount to the per share public offering price.

The forms of the Promissory Note and the Subscription Agreement are filed as exhibits to this Current Report on Form 8-K. The descriptions above are qualified in their entirety by reference to the full text of these documents.

In connection with the additional investment by the Edmunds Trust I the Offering, the Company agreed to revise the Note issued in August 2022 to the Edmunds Trust to reflect that (i) the definition of “Financing Event” shall include “the listing of the Company’s Common Stock on a National Securities Exchange, as such term is defined under the Exchange Act” ; and (ii) the term “Maturity Date” shall mean the earlier of (i) the date upon which the Note is converted into equity securities as set forth in the Note, or June 30, 2025.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure included under Item 1.01 above is incorporated by reference to this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure included under Item 1.01 above is incorporated by reference to this Item 3.02. The Offering is intended to be offered in reliance upon the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D promulgated thereunder (“Regulation D”).

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1	Form of Secured Convertible Promissory Note
10.2	Form of Subscription Agreement
10.3	Note Modification Agreement
104	Cover Pager Interactive Data File, formatted in Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 5, 2023	Odyssey Semiconductor Technologies, Inc.

	By:	/s/ Mark Davidson
Name: Mark Davidson
Title: Chief Executive Officer